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                                                                    Exhibit 99.1
                                  PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

CONTACT:    ROBERT L.G. WHITE
            PRESIDENT AND CEO
            PHONE: 908/206-3700

                  TRANSTECHNOLOGY REQUEST TO DISCUSS RESOLUTION
                 OF INVESTIGATION AGREED BY US ATTORNEY'S OFFICE

Union, New Jersey - September 2, 2004 - TransTechnology Corporation (NYSE: TT) today announced that it had received agreement from the office of the United States Attorney in Newark, New Jersey to the company's request to discuss a possible resolution of the investigation of the overhaul and repair operation of the Company's Breeze-Eastern division.

TransTechnology Corporation, (http://www.transtechnology.com), operating as Breeze-Eastern, (http://www.breeze-eastern.com), is the world's leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales of $64.6 million in the fiscal year ended March 31, 2004.
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TransTechnology Corporation-Press Release                            Page 2 of 2
September 2, 2004

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "ACTS"). ANY STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT ARE DEEMED TO BE FORWARD-LOOKING STATEMENTS.

THE FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED ON CURRENT BELIEFS, ESTIMATES AND ASSUMPTIONS CONCERNING THE OPERATIONS, FUTURE RESULTS, AND PROSPECTS OF THE COMPANY. AS ACTUAL OPERATIONS AND RESULTS MAY MATERIALLY DIFFER FROM THOSE ASSUMED IN FORWARD-LOOKING STATEMENTS, THERE IS NO ASSURANCE THAT FORWARD-LOOKING STATEMENTS WILL PROVE TO BE ACCURATE. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO THE SAFE HARBORS CREATED IN THE ACTS.

ANY NUMBER OF FACTORS COULD AFFECT FUTURE OPERATIONS AND RESULTS, INCLUDING, WITHOUT LIMITATION, THE RESULTS OF AUDITS AND INQUIRIES INTO THE COMPANY'S BUSINESS PRACTICES; THE COMPANY'S ABILITY TO COMPLETE THE REFINANCING OF ITS SENIOR AND SUBORDINATED CREDIT FACILITIES ON TERMS AND CONDITIONS ACCEPTABLE TO THE COMPANY; THE COMPANY'S ABILITY TO BE PROFITABLE WITH A SMALLER AND LESS DIVERSE BASE OF OPERATIONS THAT WILL GENERATE LESS REVENUE; THE COMPANY'S ABILITY TO SATISFY THE LISTING REQUIREMENTS OF THE NYSE OR ANY OTHER NATIONAL EXCHANGE ON WHICH ITS SHARES ARE OR WILL BE LISTED OR OTHERWISE PROVIDE A TRADING VENUE FOR ITS SHARES; THE VALUE OF REPLACEMENT OPERATIONS, IF ANY; DETERMINATION BY THE COMPANY TO DISPOSE OF ADDITIONAL EXISTING ASSETS; GENERAL INDUSTRY AND ECONOMIC CONDITIONS; EVENTS IMPACTING THE U.S. AND WORLD FINANCIAL MARKETS AND ECONOMIES; INTEREST RATE TRENDS; CAPITAL REQUIREMENTS; COMPETITION FROM OTHER COMPANIES; CHANGES IN APPLICABLE LAWS, RULES AND REGULATIONS AFFECTING THE COMPANY IN THE LOCATIONS IN WHICH IT CONDUCTS ITS BUSINESS; THE ABILITY OF THE COMPANY TO RENEW ITS COLLECTIVE BARGAINING AGREEMENT ON TERMS AND CONDITIONS ACCEPTABLE TO THE COMPANY; THE AVAILABILITY OF EQUITY AND/OR DEBT FINANCING IN THE AMOUNTS AND ON THE TERMS NECESSARY TO SUPPORT THE COMPANY'S FUTURE BUSINESS; AND THOSE SPECIFIC RISKS THAT ARE DISCUSSED IN THE COMPANY'S PREVIOUSLY FILED ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2004.

THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION OR FUTURE EVENTS.

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